SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : JANUARY 13, 2004

                          COMMISSION FILE NO. 000-49698


                            AERO MARINE ENGINE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                                      98-0353007
-----------------------------------         ------------------------------------
(STATE  OR  OTHER  JURISDICTION  OF         (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                199 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (631) 981-5123
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)



                                 FORMER ADDRESS
                       ----------------------------------
                              23960 MADISON STREET
                           TORRANCE, CALIFORNIA 90505


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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURES.

On January 13, 2004, the Board of Directors of Aero Marine Engine, Inc. (the "Company") elected Richard "Richie" Powers to the position of Chief Executive Officer and Chairman. This announcement comes in concert with the resignation of former Chief Executive Officer, Garth Bailey.

Mr. Powers has 35 years of marine engine and boat manufacturing experience. He is best known for his accomplishments as a seven time World Champion offshore power boat racer. Mr. Powers has assembled a vast repertoire of knowledge concerning the successful management of marine related enterprises. Mr. Powers' commercial achievements include: Division Director of Magnum Marine; Vice
President/ General Manager of Monza Power Boats; Racing Director for Team Gentry, Apache and Don Johnson Racing; General Manager of Intrepid Boats; Founder of Champion Marine; and key positions with Kiekhaefer Marine, Martini and Rossi and Mercury Marine.

Mr. Bailey, who has served as Chief Executive Officer and Chairman of the Company since inception, has made significant contributions to the Company over the past several months. Under his leadership, the Company has progressed in implementing its internal business plan. Mr. Bailey is leaving the Company to dedicate his attention towards his law practice.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AERO  MARINE  ENGINE,  INC.

January  15,  2004

/s/  Richard  Powers
--------------------
Richard  Powers
Chief  Executive  Officer

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